Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form F-1 under the Securities Act of 1933 as amended of our report dated August 16, 2024, with respect to the combined balance sheets of Vantage Corp And Its Subsidiaries (collectively, the “Company”) as of March 31, 2023 and 2024, and the related combined statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows in each of the two-year period ended March 31, 2024, and the related notes included herein.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Audit Alliance LLP
Audit Alliance LLP

Singapore

October 9, 2024

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